Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Development Capital Group, Inc.

We hereby consent to the inclusion in the foregoing amendment 1 to the Registration Statement on Form S-1/A of our report dated June 20, 2011, relating to the restated financial statements of Development Capital Group, Inc. for the period from September 27, 2010 (Inception) to March 31, 2011.  We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

June 28, 2011

/s/ Daszkal Bolton LLP

Daszkal Bolton LLP
Fort Lauderdale, Florida